N-CSR Item 12(b) - Exhibits: Certifications

                           SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.{section} 1350, the undersigned officers of MDT FUNDS on behalf of MDT ALL CAP CORE FUND, MDT BALANCED FUND, MDT LARGE CAP GROWTH FUND, MDT MID CAP GROWTH FUND, MDT SHORT-TERM BOND FUND, MDT SMALL CAP CORE FUND, MDT SMALL CAP GROWTH FUND, MDT SMALL CAP VALUE FUND, MDT TAX AWARE/ALL CAP CORE FUND (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended July 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: October 9, 2006

/s/ R. Schorr Berman
R. Schorr Berman
Title: President, Principal Executive Officer



Dated: October 6, 2006

/s/ John C. Duane
John C. Duane
Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.{section} 1350 and is not being filed as part of the Report or as a separate disclosure document.